As filed with the Securities and Exchange Commission on September 12, 2008

Registration No. 333-74269

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

POST-EFFECTIVE AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE GYMBOREE CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	94-2615258
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

500 Howard Street

San Francisco, California 94105

(415) 278-7000

(Address of principal executive offices, including zip code)

THE GYMBOREE CORPORATION AMENDED AND RESTATED 1993 STOCK OPTION PLAN

(Full title of the plan)

MATTHEW K. MCCAULEY

Chief Executive Officer

The Gymboree Corporation

500 Howard Street

San Francisco, California 94105

(415) 278-7000

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Donald E. Karl

Perkins Coie LLP

1620 26th Street, Sixth Floor

Santa Monica, California 90404

(310) 788-3227

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, par value $0.001 per share, together with associated common stock purchase rights, under The Gymboree Corporation Amended and Restated 1993 Stock Option Plan

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on March 11, 1999 (Registration No. 333-74269) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

The Registrant suspended its Amended and Restated 1993 Stock Option Plan (the “Amended 1993 Plan”) with respect to issuances of new stock option grants thereunder, effective June 25, 2002, and has subsequently adopted new plans, the most current of which is the 2004 Equity Incentive Plan (the “2004 Plan”), effective as of June 16, 2004. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission (the “Commission”) on March 11, 1999 (Registration No. 333-74269) (the “Registration Statement”) is hereby amended to provide that up to 240,149 shares available for issuance, but not issued or subject to outstanding options, under the Amended 1993 Plan (the “Unissued Option Shares”) are no longer issuable under the Amended 1993 Plan and may now be issued under the 2004 Plan. A registration statement on Form S-8 with respect to 1,781 of the Unissued Option Shares is being filed with the Commission concurrently with this Post-Effective Amendment No. 1. Additionally, a registration statement on Form S-8 (Registration No. 333-141928) with respect to 23,180 of the Unissued Option Shares was filed with the Commission on April 6, 2007, and a registration statement on Form S-8 (Registration No. 333-130646) with respect to 215,188 of the Unissued Option Shares was filed with the Commission on December 22, 2005.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the Amended 1993 Plan.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 12th day of September, 2008.

THE GYMBOREE CORPORATION

/s/ MATTHEW K. MCCAULEY
By:	Matthew K. McCauley
Chief Executive Officer

POWER OF ATTORNEY

Each person whose individual signature appears below hereby authorizes Matthew K. McCauley and Blair W. Lambert, or either of them, as attorneys-in-fact with the power of substitution, to execute in the name of and on behalf of each person, individually and in each capacity stated below, and to file, any further amendments to this Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated below on the 12th day of September, 2008.

Signature	Title

/s/ MATTHEW K. MCCAULEY Matthew K. McCauley	Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

/s/ BLAIR W. LAMBERT Blair W. Lambert	Chief Operating Officer, Chief Financial Officer and Director (Principal Financial and Accounting Officer)

/s/ GARY M. HEIL Gary M. Heil	Director

/s/ DANIEL R. LYLE Daniel R. Lyle	Director

/s/ MICHAEL J. MCCLOSKEY Michael J. McCloskey	Director

/s/ JOHN C. POUND John C. Pound	Director

/s/ WILLIAM U. WESTERFIELD William U. Westerfield	Director